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                                                                    EXHIBIT 6.14




                           NICHOLAS-APPLEGATE MUTUAL FUNDS
                                     ADDENDUM TO
                         ADMINISTRATION SERVICES FEE SCHEDULE
                                 DATED JUNE 27, 1995
                                (REVISED JULY 7, 1997)



NICHOLAS-APPLEGATE MUTUAL FUNDS

Fund Minimums:

Non-Master/Feeder
Portfolios:             Per separate series - $25,000
                        Each class in a series - $5,000


Note: The annual fees will be allocated amongst the classes in a series based on relative assets under management.


                                         C-14